Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of Bio-Path Holdings, Inc. of our report dated March 15, 2016, relating to the financial statements for the year ended December 31, 2015, which appears in Bio-Path Holdings, Inc. Annual Report on Form 10-K of for the year ended December 31, 2016.

We also consent to the reference to our firm under the caption “Experts” in the base prospectus, which is part of this registration statement.

/s/ Mantyla McReynolds, LLC

Salt Lake City, Utah
November 16, 2017